Exhibit 10.29
PROMISSORY NOTE
NOTE 6
NOTICE TO TAX EXAMINER: THIS NOTE IS NOT SECURED BY FLORIDA REAL ESTATE AND PURSUANT TO §201.08 (1)(a), FLORIDA STATUTES (2017) DOCUMENTARY STAMP TAX LIABILITY IS LIMITED TO $2,450.00, WHICH HAS BEEN PAID UPON THIS NOTE.
$1,500,000.00	Payable at Naples, Florida
Effective February 28, 2018

FOR VALUE RECEIVED, the undersigned, INNOVATIVE FOOD HOLDINGS, INC., a Florida corporation, FOOD INNOVATIONS, INC., a Florida corporation, GOURMET FOODSERVICE GROUP, INC., a Florida corporation, ARTISAN SPECIALTY FOODS, INC., a Delaware corporation, 4 THE GOURMET, INC., a Florida corporation, HALEY FOOD GROUP, INC., a Florida corporation, GOURMET FOODSERVICE GROUP WAREHOUSE, INC., a Florida corporation, and ORGANIC FOOD BROKERS, LLC, a Colorado limited liability company, INNOVATIVE GOURMET, LLC, a Delaware limited liability company, and FOOD FUNDING, LLC, a Delaware limited liability company (collectively, “Borrowers”), jointly and severally, promise to pay in lawful money of the United States of America to FIFTH THIRD BANK, an Ohio banking corporation (“Lender”) or other holder of this Note, at 999 Vanderbilt Beach Road, 7th Floor, Naples, Florida 34108, or such other place as Lender may direct in writing, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($1,500,000.00), or such lesser amount as may be outstanding pursuant to the Loan Agreement dated November 26, 2013, as amended and restated from time to time (“Loan Agreement”) together with all accrued and unpaid interest thereon. (Capitalized terms not otherwise defined in this Note shall have the definitions ascribed to them under the Loan Agreement.)

A.  The principal sum outstanding shall bear interest at a floating rate per annum equal to 4.25% plus the LIBOR Rate. The “LIBOR Rate” is, as of any date of determination in accordance with this Note, the rate of interest rounded upwards (the “Rounding Adjustment”), if necessary, to the next 1/8 of 1% (and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Lender, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Lender, as applicable), two Business Days prior to such date of determination, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits, as displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an “Approved Bloomberg Successor”), or, if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Lender in accordance with this Note and Lender’s loan systems and procedures periodically in effect.  Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than 0% as of any date (the “LIBOR Rate Minimum”); provided that, at any time during which a Rate Management Agreement with Lender is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum, the Rounding Adjustment and the Adjustment Protocol (as defined below) shall all be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Rate Management Agreement.   Each determination by Lender of the LIBOR Rate shall be binding and conclusive in the absence of manifest error. The LIBOR Rate shall be initially determined as of the date of the initial
Promissory Note - Note 6 ($1,500,000.00)
Fifth Third Bank

advance of funds to Borrower under this Note and shall be effective until the first Business Day of the month following the period commencing on the date of such initial advance (such first Business Day being the “First Adjustment Date”).  The interest rate based upon the LIBOR Rate shall be adjusted automatically on the First Adjustment Date and on the first Business Day of each month thereafter (the “Adjustment Protocol”).

Notwithstanding anything herein contained to the contrary, if Lender, by written or telephonic notice, notifies Borrowers that:

(a)          any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, has made it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of any advance subject to the LIBOR Rate or otherwise give effect to Lender’s obligations as contemplated hereby, or

(b)          (i) LIBOR deposits for periods of one month are not readily available in the London Interbank Offered Rate Market, (ii) by reason of circumstances affecting such market or other economic conditions, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits, or (iii) the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of making or maintaining advances under this Note bearing interest with reference to the LIBOR Rate (including inaccurate or inadequate reflection of actual costs resulting from the calculation of rates by reporting sources), then, in any of such events: (A) Lender’s obligations in respect of the LIBOR Rate shall terminate forthwith, (B) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, (C) Borrowers’ right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated forthwith, and (D) amounts outstanding hereunder shall, on and after such date, bear interest at a rate per annum equal to: (1) 4.50% plus (2) the floating rate of interest established from time to time by Fifth Third Bank at its principal office as its “Prime Rate”, whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such Prime Rate, then such other rate as may be substituted by Fifth Third Bank for such Prime Rate. Each determination by Lender of the Prime Rate shall be binding and conclusive in the absence of manifest error. In the event of a change in the Prime Rate, the interest rate accruing hereunder based upon the Prime Rate shall be changed immediately with such change to be based upon such new Prime Rate.

B.  “The "LIBOR Interest Period" for each LIBOR Rate Loan is a period of one month, at Borrowers’ election, which period shall commence on a Business Day selected by Borrower subject to the terms of this Note and shall be determined by Lender in accordance with this Note and Lender’s loan systems and procedures periodically in effect, including, without limitation, in accordance with the following terms and conditions, as applicable:

(a)   In the case of immediately successive LIBOR Interest Periods with respect to a continued LIBOR Rate Loan, each successive LIBOR Interest Period shall commence on the day on which the immediately preceding LIBOR Interest Period expires, with interest for such day to be calculated based upon the LIBOR Rate in effect for the new LIBOR Interest Period;

(b)     If a LIBOR Interest Period would otherwise end on a day that is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day; provided that, if the next succeeding Business Day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding Business Day; and
Promissory Note - Note 6 ($1,500,000.00)
Fifth Third Bank

(c)   If any LIBOR Interest Period begins on a Business Day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period, then the LIBOR Interest Period shall end on the last Business Day of the calendar month ending at the end of such LIBOR Interest Period.”

C.  Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed and shall be payable in full with the entire outstanding principal amount on the Maturity Date.

D.  Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Obligations exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

E.  Borrowers, jointly and severally, agree to pay said principal, and all accrued and unpaid interest thereon as follows:

1.  Beginning on March 28, 2018, and continuing on the 29th day of each succeeding month thereafter until the Maturity Date, Borrowers shall pay all accrued interest.

2.  Borrowers shall make monthly payments of principal in the amount of EIGHTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE and 33/100 DOLLARS ($83,333.33) beginning on March 28, 2018, and continuing on the 29th day of each succeeding month thereafter until the Maturity Date.

3.    The entire principal balance and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date of August 28, 2019, unless sooner accelerated following a Default (as defined herein).

F.  Borrowers shall be in default under this Note (herein “Default”) upon the happening of any of the following events, circumstances or conditions; namely:

1.  Default in the payment when due of any principal or interest under this Note.

2.  Any other Event of Default under the Loan Agreement or other Loan Document, which continues beyond any applicable notice and cure period.

In the event of such Default, the entire amount of this Note shall become due and payable at the election of the holder and all such sums shall bear interest at the Default Rate as defined in the Loan Agreement.  Failure to precipitate for Default shall not estop the right to assert for subsequent Defaults.

G.  The use of the masculine pronoun herein shall include the feminine and neuter and also the plural.  If any provision of this instrument shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
Promissory Note - Note 6 ($1,500,000.00)
Fifth Third Bank

H.  If any payment is not paid within ten (10) days of the Due Date, undersigned agrees to pay to Lender a late payment fee as provided for in the Loan Agreement.

I.  Interest not paid when due shall bear interest.

J.  Should it become necessary to collect this Note through an attorney, all parties hereto, whether maker, endorser, surety or guarantor each severally agree to pay all costs of collecting this Note, including a reasonable attorney's fee, whether at trial, at any appellate level, or in any bankruptcy proceeding, whether collected by suit or otherwise. As used herein, attorney's fees shall include a separate award for paralegal or legal assistants’ fees.

K.  Each Borrower waives presentment for payment, protest and notice of protest and non‑payment of this Note, and consents that this Note or any part hereof may be extended without further notice.

L.  Each Borrower waives its right to a jury trial of any claim or cause of action based upon or arising out of this Note, and/or the transactions contemplated by this Note, or any dealings between Borrowers and Lender.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.

Borrowers acknowledge that this waiver is a material inducement to Lender to loan money to Borrowers.

M.  Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

N.  This Note is not secured by Florida real property and pursuant to §201.08 of Florida Statutes documentary stamp taxes in the amount of $2,450.00 have been paid in connection with this Note.

[SIGNATURE PAGES FOLLOW]
Promissory Note - Note 6 ($1,500,000.00)
Fifth Third Bank

BORROWER:

INNOVATIVE FOOD HOLDINGS, INC.,
a Florida corporation

By:
Justin Wiernasz, President
EIN:  20-1167761

FOOD INNOVATIONS, INC.,
a Florida corporation

By:
Justin Wiernasz, President
EIN:  10-0002630

GOURMET FOODSERVICE GROUP, INC.,
a Florida corporation

By:
Justin Wiernasz, President
EIN:  26-3780857

ARTISAN SPECIALTY FOODS, INC.,
a Delaware corporation

By:
Justin Wiernasz, President
EIN:  45-5301842

4 THE GOURMET, INC.,
a Florida corporation

By:
Justin Wiernasz, President
EIN:  26-3780922

HALEY FOOD GROUP, INC.,
a Florida corporation

By:
Justin Wiernasz, President
EIN:  46-1290142

Promissory Note - Note 6 ($1,500,000.00)
Fifth Third Bank

GOURMET FOODSERVICE GROUP WAREHOUSE, INC.,
a Florida corporation

By:
Justin Wiernasz, President
EIN:  46-1331955

ORGANIC FOOD BROKERS, LLC,
a Colorado limited liability company

By:
Justin Wiernasz, Manager
EIN:  75-3119907

INNOVATIVE GOURMET, LLC
a Delaware limited liability company

By:
Justin Wiernasz, Manager
EIN:  61-1863458

FOOD FUNDING, LLC,
a Delaware limited liability company

By:
Justin Wiernasz, Manager
EIN:  __-_______

Promissory Note - Note 6 ($1,500,000.00)
Fifth Third Bank